UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2005

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d2-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 3, 2005 Plains Exploration & Production Company (PXP) announced that a representative of the Company is scheduled to present at the following upcoming investor conferences:

•	Raymond James 26th Annual Institutional Investors Conference—Orlando, Florida. PXP is scheduled to present at 3:25 p.m. Eastern time on Monday, March 7, 2005.

•	Howard Weil Energy Conference – New Orleans, Louisiana. PXP is scheduled to present at 3:45 p.m. Central time on Monday, April 4, 2005.

•	IPAA’s 11th Annual Oil & Gas Investment Symposium – New York, New York. PXP is scheduled to present at 3:20 p.m. Eastern time on Tuesday, April 19, 2005.

The press release and the presentation materials for the Raymond James 26th Annual Institutional Investors Conference are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The presentation materials are also posted in the Investor Information section of PXP’s website, http://www.plainsxp.com.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing. PXP does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibit 99.1	– Press Release dated March 3, 2005.

	Exhibit 99.2	– Presentation dated March 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: March 7, 2005	/s/ CYNTHIA A. FEEBACK
Cynthia A. Feeback
Vice President, Controller and Chief Accounting Officer